UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2023

Date of Report (Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-24368 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
5718 W Dannon Way, Suite B, West Jordan, Utah (Address of principal executive offices)		84081 (Zip code)

Registrant’s telephone number, including area code: 801-568-5111

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 13, 2023, Flexpoint Sensor Systems, Inc. (“Flexpoint”) dismissed Sadler, Gibb & Associates, LLC as our independent registered public accounting firm. Sadler, Gibb & Associates, LLC audited our financial statements for the fiscal years ended December 31, 2021 and 2020 and its report, dated March 31, 2022, was modified only as to the uncertainty of our ability to continue as a going concern. Except for this modification, the report did not contain an adverse opinion, disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Our board of directors approved the dismissal of Sadler, Gibb & Associates, LLC and there were no disagreements between Flexpoint and Sadler, Gibb & Associates, LLC on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two fiscal years ended December 31, 2021 and 2020 or any subsequent interim period preceding the date of dismissal.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between Flexpoint and Sadler, Gibb & Associates, LLC occurring during the two fiscal years ended December 31, 2021 and 2020 or any subsequent interim period preceding the date of dismissal.

We provided a copy of this current report on Form 8-K to Sadler, Gibb & Associates, LLC prior to filing this current report and we requested that Sadler, Gibb & Associates, LLC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this current report. Sadler, Gibb & Associates, LLC has furnished the requested letter and it is attached as exhibit 16.1.

Management is currently in the process of engaging a new auditing firm.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

16.1 Letter of agreement from Sadler, Gibb & Associates, LLC, dated February 15, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2023	FLEXPOINT SENSOR SYSTEMS, INC. By: Clark M. Mower Clark M. Mower President and Chief Executive Officer